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                                                                    EXHIBIT 99.1

[QLT INC. LOGO]

     QLT Inc.   887 Great Northern Way           t 604.707.7000
                Vancouver, BC Canada V5T 4T5     f 604.707.7001
                                                 www.qltinc.com
news release

          QLT ANNOUNCES CHANGE IN REPORTING TO U.S. GAAP AND THE U.S.
               DOLLAR FROM CANADIAN GAAP AND THE CANADIAN DOLLAR

FOR IMMEDIATE RELEASE                                             MARCH 28, 2003

VANCOUVER, CANADA--QLT Inc. (NASDAQ:QLTI; TSX:QLT) today reported that effective December 31, 2002, the Company changed its reporting to U.S. Generally Accepted Accounting Principles (GAAP) and reporting currency to the U.S. dollar from the Canadian dollar. QLT adopted the U.S. dollar and U.S. GAAP in order to provide information on a more comparable basis with the majority of the companies in QLT's peer group. QLT has retained the Canadian dollar as its functional currency.

These changes are reflected in QLT's filings today with the securities authorities in the U.S. and Canada including QLT's 2002 Annual Report on Form 10-K and QLT's 2002 Annual Report for Canadian Regulatory Purposes. Previously, the Company's primary financial statements were reported under Canadian GAAP and were reconciled to U.S. GAAP. GAAP reconciliation tables for the current and preceding two years are available through QLT's filings with the U.S. Securities and Exchange Commission on Form 8-K and on the Company's website at www.qltinc.com.

QLT Inc. is a global pharmaceutical company specializing in the discovery, development and commercialization of innovative therapies to treat cancer, eye diseases and niche areas for which treatments can be marketed by a specialty sales force. Combining expertise in ophthalmology, oncology and photodynamic therapy, QLT has commercialized two products to date, including Visudyne(R) therapy, which is the most successfully launched ophthalmology product ever. For more information, visit our web site at www.qltinc.com

                                      -30-

QLT Inc.:

Vancouver, Canada
Therese Hayes / Tamara Hicks
Telephone: (604) 707-7000  Fax: (604) 707-7001

Visudyne(R) is a registered trademark of Novartis AG

QLT Inc. is listed on The Nasdaq Stock Market under the trading symbol "QLTI" and on The Toronto Stock Exchange under the trading symbol "QLT."